UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2004

ARTESIAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18516	51-0002090

(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

664 Churchmans Road, Newark, Delaware	19702

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       302-453-6900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

On September 24, 2004, Artesian Water Company, Inc., the principal subsidiary of Artesian Resources Corporation, accepted funds in the amount of $119,273 from Wilmington Trust Corporation (WTC). These funds represent a draw down on the proceeds of our $15.4 million, 4.75%, 40 year Series Q First Mortgage Bonds issued through the Delaware Economic Development Authority (DEDA) in December 2003 to finance utility construction projects. The bond proceeds, net of bond issuance costs of $1,181,574, are held in a restricted cash account with WTC and are drawn down upon the completion of specific capital projects, previously approved by DEDA. As of this date, we have drawn down $12,824,884 of the net bond proceeds.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date:	September 29, 2004	By: /s/ Dian C. Taylor

Dian C. Taylor
President, Chief Executive Officer and Chair of the Board

Date:	September 29, 2004	By: /s/ David B. Spacht

David B. Spacht
Vice President, Chief Financial Officer and Treasurer